UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2023

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by First US Bancshares, Inc. (the “Company”) with the Securities and Exchange Commission on April 28, 2023 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct shareholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s 2023 Annual Meeting of Shareholders, the Company’s shareholders voted on, among other matters, a proposal regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers, or “say-on-pay” votes. As previously reported by the Company in the Original Filing, a majority of the votes cast on the frequency proposal were cast in favor of holding an annual say-on-pay vote, which was also the frequency recommended to the shareholders by the Company’s Board of Directors.

In light of the voting results with respect to the frequency proposal, at a meeting held on May 24, 2023, the Company’s Board of Directors determined that the Company will hold an advisory say-on-pay vote each year in connection with its annual meeting of shareholders until the next vote on the frequency of shareholder advisory votes on the compensation of executives or until the Company’s Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders. The next advisory vote on the frequency of future say-on-pay votes will occur no later than 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2023		FIRST US BANCSHARES, INC.

	By:	/s/ Beverly J. Dozier
	Name:	Beverly J. Dozier
Senior Vice President, Secretary and Assistant Treasurer